UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 3, 2010 (February 25, 2010)

Date of Report (Date of earliest event reported)

EPIQ SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Missouri	0-22081	48-1056429
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

501 Kansas Avenue

Kansas City, Kansas 66105

(Address of principal executive offices)

(913) 621-9500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.02                                             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In accordance with the previously established Qualified Executive Performance Plan (the “Performance Plan”), on February 25, 2010, the compensation committee of the board of directors of Epiq Systems, Inc. set the performance measures and criteria for performance-based compensation for the Chief Executive Officer, the Chief Operating Officer and the Chief Financial Officer of the company, for calendar year 2010.  The performance measures are the same as have been utilized by the compensation committee for 2007, 2008 and 2009:  non-GAAP operating revenue, adjusted EBITDA and non-GAAP EPS, which will be computed for the calendar year ending December 31, 2010.

The performance criterion for each performance measure established by the compensation committee under the Financial Objectives Subplan compel improved performance in 2010 over 2009 to attain the threshold level of each performance criterion.  The contribution to the Financial Objectives Subplan payout pool if the threshold level criterion is satisfied for each of the three performance measures is $2,000,000 and the contribution to the payout pool if the maximum or a higher level criterion is satisfied for each of the three performance measures is $5,000,000, in each case subject to the discretion of the compensation committee to reduce or eliminate the contribution to the payout pool regardless of whether the related criteria were satisfied.  The payouts are set at threshold and maximum amounts for each of these three measures, with payouts prorated between these two amounts.  The Performance Plan also includes an Acquisition/Divestiture Objectives Subplan, which is unchanged from 2009.  The payout pool for either subplan will be paid 35% each to the Chief Executive Officer and the Chief Operating Officer and 30% to the Chief Financial Officer.  The maximum payout to the named executive officers in a calendar year is limited to three times that executive’s base salary (up to a base salary maximum of $1,000,000).

On February 25, 2010, the compensation committee also awarded shares of restricted stock to the company’s Chief Executive Officer, the Chief Operating Officer and the Chief Financial Officer, all pursuant to the company’s 2004 Equity Incentive Plan, a copy of which has previously been filed with the Securities and Exchange Commission.  For Mr. Tom Olofson, Mr. Chris Olofson and Ms. Braham, 80,000 restricted shares, 80,000 restricted shares and 70,000 restricted shares, respectively, vest six months from the date of grant.  Additionally for those same executives, 70,000 restricted shares, 70,000 restricted shares and 60,000 restricted shares, respectively, are performance based awards, which vest twelve months from the grant date upon the company achieving a non-GAAP EPS target for the calendar year ending December 31, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EPIQ SYSTEMS, INC.

Date: March 3, 2010

	By:	/s/ Tom W. Olofson
	Name:	Tom W. Olofson
	Title:	Chairman of the Board, Chief Executive Officer and Director